Exhibit 99.8

DEVON ENERGY CORPORATION 333 W. SHERIDAN AVE. OKLAHOMA CITY, OK 73102

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on                          for shares held directly and by 11:59 p.m. Eastern Time on                          for shares held in a Plan. Have your Proxy Card in hand when you access the web site and follow the instructions.

During The Meeting - Go to www.virtualshareholdermeeting.com/DVN2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on                          for shares held directly and by 11:59 p.m. Eastern Time on                          for shares held in a Plan. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D26877-S12938	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEVON ENERGY CORPORATION

The Board of Directors recommends a vote “FOR” Proposal 1.	For	Against	Abstain

1.   Approve the issuance of shares of Devon Energy Corporation common stock to WPX Energy Inc. stockholders in connection with the merger, as contemplated by the Merger Agreement (the “Stock Issuance Proposal”).

	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 2.

2. Approve the adjournment of the Devon Energy Corporation special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Stock Issuance Proposal.	☐	☐	☐

Please sign exactly as your name appears above, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Devon Special Meeting

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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D26878-S12938

DEVON ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints David A. Hager and Christopher J. Kirt, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of common stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Devon Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held virtually at www.virtualshareholdermeeting.com/DVN2020SM at              local time. The Board of Directors recommends a vote “FOR” Proposals 1 and 2 as set forth on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Do not return your Proxy Card if you are voting by telephone or Internet.

TO BE SIGNED ON REVERSE SIDE